Exhibit 99.1
BALLY'S CORPORATION ANNOUNCES THIRD QUARTER 2022 RESULTS

PROVIDENCE, R.I., - November 3, 2022 - Bally’s Corporation (NYSE: BALY) today reported financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Highlights

•Revenue of $578.2 million
•Net income of $0.6 million
•Adjusted EBITDA of $151.0 million

Lee Fenton, Chief Executive Officer said, “In the third quarter, Casinos & Resorts benefited significantly from the first full quarter of integration of our regional casino properties. We also welcomed Tropicana Las Vegas into the mix and will continue driving our omni-channel portfolio in the U.S. International Interactive returned to growth in the U.K., with record margins across the platform, offset by foreign exchange headwinds, while North America Interactive experienced continued growth with New Jersey iGaming and the launch of our new combined app housing both Sports and iGaming in Ontario. We are evaluating our money losing businesses in North America Interactive and refocusing efforts where we have faster paths to profitability.”

2022 Guidance

Bally’s is updating the guidance it provided on August 4, 2022 for the year ending December 31, 2022 with revenue and Adjusted EBITDA of approximately $2.25 billion and $540 million, respectively, reflecting nine months of results, including significant strength in Casinos & Resorts offset by adverse foreign exchange movements and incremental expenses for state-by-state launch costs in North America Interactive. Bally’s fully expenses the upfront and ramp up costs related to the launch of interactive businesses in new jurisdictions prior to full operational commencement and no longer includes such costs as adjustments to Adjusted EBITDA.

Capital Return Program

During the third quarter, the Company repurchased 5.4 million shares of its common stock, including shares repurchased from its tender offer completed on July 27, 2022, for an aggregate purchase price of $119.3 million. Bally's currently has $215.4 million available for use under its capital return program, subject to limitations in its regulatory and debt agreements.

Reconciliation of GAAP Measures to Non-GAAP Measures

The Company has revised its presentation of Adjusted EBITDA to exclude adjustments for launch costs and preopening expenses and applicable periods presented have been updated to reflect this new presentation. The change in methodology for non-GAAP financial measures has no impact on the Company’s outlook for 2022.

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, the Company has included in this earnings release non-GAAP financial measures for Adjusted EBITDA and Adjusted EBITDAR, which exclude certain items described below. The reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below.

“Adjusted EBITDA” is earnings, or loss, for the Company, or where noted the Company’s reportable segments, before, in each case, interest expense, net of interest income, provision (benefit) for income taxes, depreciation and amortization, non-operating (income) expense, acquisition, integration and restructuring expenses, share-based compensation, and certain other gains or losses as well as, when presented for the Company’s reporting segments, an adjustment related to the allocation of corporate costs among segments.

“Adjusted EBITDAR” is Adjusted EBITDA (as defined above) for the Company's Casinos & Resorts segment plus rent expense associated with triple net operating leases.

Management has historically used Adjusted EBITDA when evaluating operating performance because the Company believes that this metric is necessary to provide a full understanding of the Company’s core operating results and as a means to evaluate period-to-period performance. Management also believes that Adjusted EBITDA is a measure that is widely used for evaluating operating performance of companies in the Company's industry and a principal basis for valuing such companies as well. Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric. Management believes Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. Adjusted EBITDA should not be construed as an alternative to GAAP net income as an indicator of the Company’s performance. In addition, Adjusted EBITDA or Adjusted EBITDAR as used by the Company may not be defined in the same manner as other companies in the Company’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Bally’s does not provide reconciliations of Adjusted EBITDA to net income on a forward-looking basis to its most comparable GAAP financial measure because Bally’s is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include depreciation, impairment charges, gains or losses on retirement of debt, acquisition, integration and restructuring expenses, interest expense, share-based compensation expense, professional and advisory fees associated with Bally’s capital return program and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Bally’s calculations of Adjusted EBITDA. Bally’s believes that the probable significance of providing these forward-looking non-GAAP financial measures without a reconciliation to the most directly comparable GAAP financial measure, is that investors and analysts will have certain information that Bally’s believes is useful and meaningful regarding its operations, including its completed and proposed acquisitions and the estimated impact on those businesses’ results from the anticipated changes Bally’s is likely to make, or has made, to their operations, but will not have that information on a GAAP basis. Investors are cautioned that Bally’s cannot predict the occurrence, timing or amount of all non-GAAP items that may be excluded from Adjusted EBITDA in the future. Accordingly, the actual effect of these items, when determined could potentially be significant to the calculation of Adjusted EBITDA.

Third Quarter Conference Call

Bally’s third quarter 2022 earnings conference call and audio webcast will be held today, Thursday, November 3, 2022, at 8:00 a.m. EDT. To access the conference call, please dial (800) 274-8461 (U.S. toll-free) and reference conference ID BALYQ322. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company’s website at www.ballys.com. An online archive of the webcast will be available on the Company’s website for 120 days. Supplemental materials have also been posted to the Investors section of the website under Events & Presentations.

About Bally's Corporation

Bally’s Corporation is a global casino-entertainment company with a growing omni-channel presence of Online Sports Betting and iGaming offerings. It currently owns and manages 15 casinos across 10 states, a horse racetrack in Colorado and has access to OSB licenses in 18 states. It also owns Bally's Interactive International, formerly Gamesys Group, a leading, global, online gaming operator, Bally Bet, a first-in-class sports betting platform and Bally Casino, a growing iGaming platform.

With 10,500 employees, Bally's casino operations include approximately 15,000 slot machines, 600 table games and 5,300 hotel rooms. Upon completing the construction of a temporary casino facility in Chicago, IL and a land-based casino near the Nittany Mall in State College, PA, Bally's will own and manage 17 casinos across 11 states. Its shares trade on the New York Stock Exchange under the ticker symbol "BALY".

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the Securities and Exchange Commission (the "SEC") and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute Bally’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact	Media Contact
Robert Lavan	Richard Goldman
Chief Financial Officer	Kekst CNC
401-475-8564	646-847-6102
InvestorRelations@ballys.com	BallysMediaInquiries@kekstcnc.com

BALLY'S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share data)

	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Revenue:
Gaming	$465,733	$1,384,523
Hotel	45,675	106,539
Food and beverage	31,724	83,147
Retail, entertainment and other	35,117	104,807
Total revenue	578,249	1,679,016

Operating (income) costs and expenses:
Gaming	197,196	620,459
Hotel	11,752	30,065
Food and beverage	22,766	63,620
Retail, entertainment and other	18,976	46,830
Advertising, general and administrative	191,953	555,276
Pre-opening	—	717
Acquisition, integration and restructuring	9,282	24,674
Gain from insurance recoveries, net of losses	(1,263)	(1,413)
Rebranding	72	546
Gain on sale-leaseback, net	—	(50,766)
Depreciation and amortization	73,853	227,507
Total operating costs and expenses	524,587	1,517,515
Income from operations	53,662	161,501

Other income (expense):
Interest income	136	446
Interest expense, net of amounts capitalized	(53,708)	(145,531)
Change in value of naming rights liabilities	37	33,448
Adjustment on bargain purchases	—	(107)
Other, net	1,603	13,222
Total other income (expense), net	(51,932)	(98,522)

Income before income taxes	1,730	62,979
Provision for income taxes	1,137	996
Net income	$593	$61,983

Basic earnings per share	$0.01	$1.05
Weighted average common shares outstanding - basic	57,020	59,170
Diluted earnings per share	$0.01	$1.05
Weighted average common shares outstanding - diluted	57,062	59,238

BALLY'S CORPORATION

Revenue and Reconciliation of Net Income to Adjusted EBITDA (unaudited)
(in thousands)

	Three Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2022
Revenue	$578,249	$1,679,016

Net income	$593	$61,983
Interest expense, net of interest income	53,572	145,085
Provision for income taxes	1,137	996
Depreciation and amortization	73,853	227,507
Non-operating (income) expense(1)	(1,640)	(46,563)
Acquisition, integration and restructuring	9,282	24,674
Strategic initiatives(2)	8,770	14,921
Share-based compensation	6,715	18,132
Gain on sale-leaseback	—	(50,766)
Other(3)	(1,314)	6,728
Adjusted EBITDA	$150,968	$402,697
________________________________
(1) Non-operating (income) expense for the applicable periods include: (i) change in value of naming rights liabilities, (ii) gain (adjustment) on bargain purchases, (iii) loss on extinguishment of debt, and (iv) other (income) expense, net.
(2)    Includes costs incurred to address the Standard General takeover bid, the recent tender offer process, expenses related to the modified Dutch auction tender offer, credit amendment expenses and rent expense related to Bally's Black Hawk and Quad Cities properties, as the Company recently entered into sale lease-back transactions associated with these properties to finance the Tropicana Las Vegas property acquisition.
(3)    Other includes the following items: (i) non-routine legal expenses, net of recoveries for matters outside the normal course of business, (ii) insurance recoveries received due to the effects of Hurricane Zeta on the Company’s Hard Rock Biloxi property, (iii) rebranding expenses in connection with Bally’s corporate name change, and (iv) other individually de minimis expenses.

BALLY'S CORPORATION
Revenue and Reconciliation of Net Income (Loss) to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Three Months Ended September 30, 2022	Casinos & Resorts	North America Interactive	International Interactive	Other	Total
Revenue	$328,540	$22,130	$227,579	$—	$578,249

Net income (loss)	$50,970	$(22,675)	$38,121	$(65,823)	$593
Interest expense, net of interest income	(1)	(8)	(89)	53,670	53,572
Provision (benefit) for income taxes	17,394	(4,683)	(6,617)	(4,957)	1,137
Depreciation and amortization	15,536	8,113	41,880	8,324	73,853
Non-operating (income) expense(1)	—	(1,578)	312	(374)	(1,640)
Acquisition, integration and restructuring	—	164	2,713	6,405	9,282
Strategic initiatives(2)	3,061	—	—	5,709	8,770
Share-based compensation	—	—	—	6,715	6,715
Other(3)	(698)	338	—	(954)	(1,314)
Allocation of corporate costs	20,643	657	(7)	(21,293)	—
Adjusted EBITDA	$106,905	$(19,672)	$76,313	$(12,578)	$150,968
Rent expense associated with triple net operating leases (4)	11,835
Adjusted EBITDAR	$118,740
________________________________
(1)    Non-operating (income) expense for the applicable periods include: (i) change in value of naming rights liabilities and (ii) other (income) expense, net.
(2)    Includes costs incurred for financing related transactions including the recent tender offer process and rent expense related to Bally's Black Hawk and Quad Cities properties, as the Company recently entered into sale lease-back transactions associated with these properties to finance the Tropicana Las Vegas property acquisition.
(3)    Other includes the following items: (i) non-routine legal expenses, net of recoveries for matters outside the normal course of business, (ii) rebranding expenses in connection with Bally’s corporate name change, and (iii) other individually de minimis expenses.
(4)    Rent expense associated with triple net leases for the Company's Bally’s Lake Tahoe, Bally’s Evansville and Bally’s Dover properties.

BALLY'S CORPORATION
Revenue and Reconciliation of Net Income (Loss) to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Nine Months Ended September 30, 2022	Casinos & Resorts	North America Interactive	International Interactive	Other	Total
Revenue	$908,385	$55,407	$715,224	$—	$1,679,016

Net income (loss)	$149,768	$(72,814)	$109,433	$(124,404)	$61,983
Interest expense, net of interest income	(7)	(11)	(53)	145,156	145,085
Provision (benefit) for income taxes	53,851	(13,325)	(15,183)	(24,347)	996
Depreciation and amortization	45,646	24,360	132,255	25,246	227,507
Non-operating (income) expense(1)	—	(4,714)	1,862	(43,711)	(46,563)
Acquisition, integration and restructuring	—	940	3,938	19,796	24,674
Strategic initiatives(2)	6,079	—	—	8,842	14,921
Share-based compensation	—	—	—	18,132	18,132
Gain on sale-leaseback	(50,766)	—	—	—	(50,766)
Other(3)	1,718	4,075	—	935	6,728
Allocation of corporate costs	62,407	1,618	—	(64,025)	—
Adjusted EBITDA	$268,696	$(59,871)	$232,252	$(38,380)	$402,697
Rent expense associated with triple net operating leases (4)	34,717
Adjusted EBITDAR	$303,413
________________________________
(1)    Non-operating (income) expense for the applicable periods include: (i) change in value of naming rights liabilities, (ii) gain (adjustment) on bargain purchases, and (iii) other (income) expense, net.
(2)    Includes costs incurred related to financing related transactions including the recent tender offer process, costs incurred to address the Standard General takeover bid, and rent expense related to Bally's Black Hawk and Quad Cities properties, as the Company recently entered into sale lease-back transactions associated with these properties to finance the Tropicana Las Vegas property acquisition.
(3)    Other includes the following items: (i) rebranding expenses in connection with Bally’s corporate name change (ii) non-routine legal expenses, net of recoveries for matters outside the normal course of business, and (iii) other individually de minimis expenses.
(4)    Rent expense associated with triple net leases for the Company's Bally’s Lake Tahoe, Bally’s Evansville and Bally’s Dover properties.

BALLY'S CORPORATION

Selected Financial Information (unaudited)

Balance Sheet Data

(in thousands)	September 30, 2022
Cash and cash equivalents	$164,462

Term Loan Facility	$1,930,413
Revolving Credit Facility	75,000
5.625% Senior Notes due 2029	750,000
5.875% Senior Notes due 2031	750,000
Less: Unamortized original issue discount	(28,672)
Less: Unamortized deferred financing fees	(47,818)
Long-term debt, including current portion	$3,428,923
Less: Current portion of Term Loan and Revolving Credit Facility	$(19,450)
Long-term debt, net of discount and deferred financing fees; excluding current portion	$3,409,473

Cash Flow Data

(in thousands)	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Capital expenditures	$51,282	$167,363
Cash paid for internally developed software	14,330	45,785
Acquisition of gaming licenses	1,470	53,030
Cash payments associated with triple net operating leases(1)	13,338	36,338
________________________________
(1)Consists of payments made in connection with the Company's triple net operating leases, as defined above.